Exhibit 32
CERTIFICATION

Each of the undersigned in the capacity indicated hereby certifies that, to his knowledge, this Annual Report on Form 10-K for the fiscal year ended December 28, 2019 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of Carter’s, Inc.

February 24, 2020	/s/ MICHAEL D. CASEY
Michael D. Casey
Chief Executive Officer

February 24, 2020	/s/ RICHARD F. WESTENBERGER
Richard F. Westenberger
Chief Financial Officer

The foregoing certifications are being furnished solely pursuant to 18 U.S.C. § 1350 and are not being filed as part of the Annual Report on Form 10-K or as a separate disclosure document.